Exhibit 32.1
Principal Executive Officer’s Certification Pursuant To
Section 1350
(furnished, but not filed)
In connection with the Quarterly Report of American Natural Energy Corporation (the Company) on Form 10-QSB for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Michael K. Paulk, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
          1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael K. Paulk
Michael K. Paulk
Chief Executive Officer January 23, 2008

          A signed original of this written statement required by Section 906 has been provided to American Natural Energy Corporation and will be retained by American Natural Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.